Exhibit 99.2
INDEPENDENT BANK CORP. RESTRICTED STOCK AGREEMENT
Notification and Acceptance of Restricted Stock Award
     The Independent Bank Corp. 2005 Employee Stock Plan (the “Plan”) permits the granting of Restricted Stock Awards to employees of Independent Bank Corp. (the “Company”) and its subsidiaries who are expected to contribute to the Company’s future growth.
     The Company greatly appreciates your ongoing efforts, and believes that you will contribute to the Company’s future success. The Company is therefore extremely pleased to offer you the following Restricted Stock Award:

Effective Date of Restricted Stock Agreement;
Employee Name And Residential Address:

Number of shares of common stock granted in this Restricted Stock Award:	___ shares of the Company’s common stock

Vesting Period:

Vesting Schedule	Date % Vested
This Restricted Stock Award is subject to the terms and conditions of the Restricted Stock Agreement set forth below (the “Agreement”). By signing you both accept this Restricted Stock Award and acknowledge that you have read, understand, and accept the terms and conditions of this Agreement set forth below.
     Signed as a Massachusetts instrument under seal as of the Effective Date:

INDEPENDENT BANK CORP.	EMPLOYEE

{Insert name}	{Insert name}
President and Chief Executive Officer
Its duly authorized representative

Restricted Stock Agreement
     The Company agrees to issue to the employee named above (the “Employee”) the number of shares of the Company’s common stock (collectively, the “Restricted Shares”) set forth above subject to the terms and conditions of the Plan and this Agreement, as follows:
     Section 1. Issuance of Common Stock to Employee.
          (a) Consideration. The Employee shall not be required to pay any consideration to the Company for the Restricted Shares.
          (b) Issuance of Shares. After receiving a signed original of this Agreement back from the Employee the Company shall act with reasonable speed to either cause to be issued a certificate or certificates for the Restricted Shares, which certificate or certificates shall be registered in the name of the Employee (or in the names of Employee and the Employee’s spouse as community property or as joint tenants with right of survivorship), or shall direct the Company’s transfer agent to make entries in its records for the Restricted Shares that are equivalent to issuance of a certificate or certificates to the Employee. The Company shall cause the Restricted Shares to be deposited in escrow in accordance with this Agreement. The issuance of the Restricted Shares shall occur at the offices of the Company or at such other place and time as the parties hereto may agree.
          (c) Withholding Taxes. The Company shall have the right to deduct from payments of any kind otherwise due to the Employee from the Company or any of its subsidiaries any federal, state or local taxes of any kind required by law to be withheld due to the vesting of the Restricted Shares. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Employee may elect to satisfy withholding obligations, in whole or in part, (a) by directing the Company to retain vested Restricted Shares otherwise issuable to the Employee pursuant to this Agreement or (b) by delivering to the Company shares of the Company’s common stock already owned by the Employee. Any shares so delivered or retained shall have a fair market value that is at least equal to the withholding obligation. The fair market value of any shares used to satisfy a withholding obligation shall be determined in accordance with the terms of the Plan as of the day immediately preceding the date that the amount of tax to be withheld is to be determined. The Employee may only satisfy a withholding obligation with shares of the Company’s common stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Notwithstanding the foregoing, in the case of a Reporting Person (as defined in the Plan), no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of SEC Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).
          (d) Plan and Defined Terms. The issuance of the Restricted Shares pursuant to this Agreement is in all respects subject to the terms, conditions, and definitions of the Plan,

all of which are hereby incorporated herein by reference. The Employee accepts the Restricted Shares subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board of Directors (or a Committee of the Board of Directors, if applicable) shall be final, binding, and conclusive upon the Employee and his or her permitted heirs, executors, administrators, successors and assigns. Capitalized defined terms used herein shall have the meanings assigned to them in the Plan, unless such terms are otherwise specifically defined in this Agreement.
     Section 2. Vesting Period and Acceleration
          (a) Vesting Period. The Restricted Shares shall vest over five years, with Twenty Percent (20%) of the Restricted Stock Award vesting on each anniversary of the Effective Date (the “Vesting Period”).
          (b) Accelerated Vesting at Company’s Discretion. The Company may, in its sole and only discretion, accelerate the vesting of the Restricted Shares by providing a written notice of accelerated vesting to the Employee.
          (c) Accelerated Vesting In The Event of Death or Permanent and Total Disability. If during the Vesting Period the Employee dies or the employment of the Employee shall be terminated on the account of permanent and total disability as such term is defined in Section 22(e)(3) of the Internal Revenue Code or any successor thereto, the Restricted Shares shall immediately and fully vest in the Employee or his/her heirs.
          (d) Accelerated Vesting In The Event of Termination Without Cause; Resignation for Good Reason. If during the Vesting Period, either (A) the Employee’s employment with the Company is terminated by the Company for any reason other than death or disability (as defined in Section 2(c) hereof) or for Cause (as such term is defined in Section 4(b)(ii) hereof), or (B) the Employee resigns for Good Reason (as such term is defined in Section 4(b)(iii) hereof) from employment with the Company, the Restricted Shares shall immediately and fully vest in the Employee.
          (e) Accelerated Vesting In The Event of A Change In Control.
               (i) The Restricted Shares shall immediately and fully vest in a “Change of Control” of the Company occurs. A “Change of Control” shall be deemed to have occurred if, subsequent to the Effective Date and during the Vesting Period (A) any “person” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of the Company or Rockland Trust Company (“Rockland”), or (y) securities of either the Company or Rockland representing a majority of the combined voting power of the then outstanding voting securities of either the Company or Rockland, respectively, or (B) during any period of two consecutive years following the Effective Date, individuals who at the beginning of any such two year period constitute the Board of Directors of the Company cease, at any time after the beginning of such period, for any reason to constitute a majority of the Board of Directors of the Company, unless the election of each new director was nominated or approved by at least two thirds of the directors of the Board then still in office who were either directors at the beginning of such two year period or whose election or whose nomination for election was previously so approved.
               (ii) In the event any Restricted Shares would otherwise vest pursuant to Section 2(e) hereof and the Change of Control pursuant to which the Restricted Shares would vest is an event described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), notwithstanding anything to the contrary contained herein, then in lieu of vesting, such Restricted Shares shall be cancelled and the Company shall pay the Employee therefor an amount equal to the fair market value (as defined in the Plan) of the shares of Common Stock as of the date of the Change of Control; provided, however, that such Change in Control must also satisfy the definition of “change in control” set forth in Treasury Regulations Section 1.409A-3(i)(5) for a payment to be made under this Section. Any payment hereunder shall be made to Employee in cash no more than thirty (30) days after the date of the Change in Control.
               (iii) In the event any amount payable as compensation to the Employee under this Agreement when aggregated with any other amounts payable as compensation to the Employee other than pursuant to this Agreement would constitute a Parachute Payment (as hereinafter defined), the amount payable as compensation under Section 2 of this Agreement shall be reduced (but not below zero) to the largest amount which is not a Parachute Payment (as hereinafter defined) when aggregated with any other amounts payable as compensation to the Employee other than pursuant to this Agreement. For purposes hereof, the term Parachute Payment shall have the meaning given to parachute payments set out in Code Section 280G(b)(2)(A) (relating to the quantification of parachute payments) as then in effect determined without regard to the provisions of Section 280G(b)(4) of the Code (relating to the exclusion of reasonable compensation from parachute payments) as then in effect. The initial determination of amounts that constitute Parachute Payments shall be made in good faith by the Company. Notwithstanding the foregoing, if the Employee proves to the satisfaction of the Compensation Committee of the Company’s Board of Directors (if no such Compensation Committee then is in existence, then any other committee of the Board of Directors of Company then performing the functions of a compensation committee) with clear and convincing evidence that all or any portion of the amount of the reduction provided in the preceding sentence would not constitute a Parachute Payment within the meaning of such term as defined in Section 280G(b)(2)(A) of the Code as then in effect determined with regard to the provisions of Section 280G(b)(4) of the Code as then in effect and that the Company’s tax reporting position in regard to the payment is overwhelmingly likely to be sustained, then the reduction provided in the preceding sentence shall be adjusted to permit payment of so much of such reduction as the said Compensation Committee determines will result in the largest amount which would not constitute a parachute payment within the meaning of such term as defined in Section 280G(b)(2)(A) of the as then in effect determined with regard to the provisions of Section 280G(b)(4) of the Code as then in effect.
     Section 3. No Transfer or Assignment of Restricted Shares. The Employee shall not, without the prior written consent of the Company (which may be withheld in the Company’s sole and absolute discretion), sell, dispose of, assign, encumber, pledge, gift or otherwise transfer any of the Restricted Shares prior to vesting, other than (a) pursuant to a qualified domestic relations order (as defined in SEC Rule 16b-3), (b) by will or the laws of intestacy.
     Section 4. Repurchase Right.
          (a) Scope of Repurchase Right. All of the Restricted Shares shall, prior to the time when they have vested, be subject to repurchase by the Company pursuant to this Agreement (the “Repurchase Right”).
          (b) Termination of Employment as Condition Precedent To Exercise of Repurchase Right.
               (i) Notwithstanding anything contained in the Plan to the contrary, the Company may exercise its Repurchase Right with respect to any Restricted Shares that have not yet vested only during the 90-day period following the date on which the Employee’s employment is terminated by the Company (including for purposes of this Section 4(b), any of the Company’s subsidiaries) for Cause, as defined below in Section 4(b)(ii) or if the Employee resigns from his/her employment for any reason other than for Good Reason, as defined below in Section 4(b)(iii).
               (ii) Termination for “Cause” shall refer to the Company’s termination of the Employee’s service with the Company at any time because the Employee has: (A) refused or failed, in any material respect, to devote his/her full normal working time, skills, knowledge, and abilities to the business of the Company, its subsidiaries and affiliates, and in promotion of their respective interests pursuant to the Employee’s employment agreement; or (B) engaged in (1) activities involving his/her personal profit as a result of his/her dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation or breach of fiduciary duty, or (2) dishonest activities involving the Employee’s relations with the Company, its subsidiaries and affiliates or any of their respective employees, customers or suppliers; or (C) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company or customer funds in the course of his/her employment; or (D) been convicted of any crime which reasonably could affect in a materially adverse manner the reputation of the Company or the Employee’s ability to perform the duties required of him/her under the Employee’s employment agreement; or (E) committed an act involving gross negligence on the part of the Employee in the conduct of his/her duties under the Employee’s employment agreement; or (F) evidenced a drug addiction or dependency; or (G) materially breached the terms of any written employment agreement he/she has with the Company; provided, however, that, the Company shall give the Employee thirty (30) business days’ written notice thereof during which period the Employee, and the Company shall give the Employee an opportunity to cure within such thirty-day period, and a reasonable opportunity to be heard by the Compensation Committee of the Board to show just cause for his/her actions, and to have the Compensation Committee of the Board, in its discretion, reverse or rescind the prior action of the Company under the clause(s).
               (iii) Resignation for “Good Reason” shall mean the resignation of the Employee after (A) the Company or its subsidiaries, without the express written consent of the Employee, materially breaches any terms of any written employment agreement he/she has with the Company to the substantial detriment of the Employee; or (B) the Board or the President and Chief Executive Officer, without Cause (as defined in Section 4(b)(ii) above), substantially changes the Employee’s core duties or removes the Employee’s responsibility for those core duties, so as to effectively cause the Employee to no longer be performing the duties of an Employee in the capacity for which the Employee was hired; provided, however, that, in the case of resignation pursuant to this subsection (iiii), the Employee shall give the Company thirty (30) business days’ written notice thereof and, during such thirty day period, an opportunity to cure. Anything to the contrary notwithstanding, any reduction in the Employee’s base salary other than a prorated reduction for part time work shall be deemed a material breach of the Employee’s employment agreement. Anything to the contrary notwithstanding, a termination by the Employee for any reason during the 30-day period immediately following the first anniversary of the effective date of a Change of Control shall be deemed to be a resignation for Good Reason for all purposes hereof.
          (c) Lapse of Repurchase Right. The Repurchase Right shall exist only with respect to the unvested Restricted Shares and shall lapse in accordance with the vesting schedule.
          (d) Repurchase Price. If the Employee’s continuous status as an employee of the Company or any of its subsidiaries is terminated, the Company may repurchase from the Employee any of the unvested Restricted Shares for the aggregate price of One Dollar ($1.00) (the “Repurchase Price”).
          (e) Exercise of Repurchase Right. The Company may exercise its Repurchase Right only by timely written notice to the Employee. The notice shall set forth the date on which the repurchase is to be effected, which shall not be more than thirty (30) days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer free and clear of any encumbrances, restrictions, liens or security interests thereon, except for the restrictions set forth in this Agreement and under applicable securities laws. The Company shall, concurrently with the receipt of such certificate(s), pay to the Employee the Repurchase Price. Payment shall be made in cash or cash equivalents or by canceling indebtedness of the Employee to the Company. The Repurchase Right shall terminate with respect to any Restricted Shares for which it has not been timely exercised.

          (f) Escrow. Upon issuance, the certificate(s) for the Restricted Shares shall be deposited by the Employee with the Company, the Company’s stock transfer agent, and/or the Company’s other agent, together with a stock power endorsed in blank to be held in escrow in accordance with the provisions of this Agreement for the Vesting Period. Alternatively, if actual certificates for the Restricted Shares are not issued the Company shall direct its stock transfer agent to make entries in its records for the Restricted Shares to reflect that they are being held in escrow for the Vesting Period All regular cash dividends on Restricted Shares shall be paid directly to the Employee and shall not be held in escrow. The Employee may also exercise all voting rights on the Restricted Shares while they are held in escrow. The Restricted Shares shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s timely exercise of its Repurchase Right or (ii) released to the Employee once the Vesting Period has lapsed and they are no longer Restricted Shares.
     Section 5. Miscellaneous Provisions.
          (a) No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue to serve as an employee of the Company or any of its direct or indirect subsidiaries. Nothing in this Agreement or in the Plan shall interfere with or otherwise restrict the rights of the Company or any of its subsidiaries or of the Employee to terminate the Employee’s employment with the Company or any of its subsidiaries at any time and for any reason, with or without cause.
          (b) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon (i) personal delivery, (ii) deposit with a nationally recognized overnight courier or (iii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at 288 Union Street, Rockland, Massachusetts 02370 or at its then principal executive office address if different, with simultaneous copies to the Human Resources Department and General Counsel of the Company, and to the Employee at the residential address set forth above or to the residential address that the Employee has most recently provided to the Company in writing if different.
          (c) Entire Agreement. This Agreement, together with the Plan, constitutes the entire understanding between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations, or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
          (d) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.
          (e) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased, then after such time the Employee shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Any such Restricted Shares shall be deemed to have been purchased in accordance with the applicable provisions of this Agreement, whether or not the actual certificate(s) for the Restricted Shares have been delivered.
          (f) Remedies. The Employee agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants, or conditions of this Agreement by the Employee, the Company shall, in addition to all other remedies available, be entitled to a temporary or permanent injunction or other equitable relief against the Employee, without showing any actual damage, and/or a decree for specific enforcement in accordance with the provisions hereof.
          (g) Severability. If any provision of this Agreement is found unenforceable or illegal, the remainder of this Agreement shall remain in full force and effect.
          (h) Amendments; Waivers. This Agreement may only be amended or modified in a writing signed by the Employee and the Company. No party shall be deemed to waive any rights hereunder unless the waiver is in writing and signed by the party waiving rights. A waiver in writing on or more occasions shall not be deemed to be a waiver for any future occasions.
          (i) Counterparts. This Agreement may be executed in counterparts, including counterparts by telecopier, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
          (j) Section 83(b) Tax Election. The acquisition of the Restricted Shares may result in adverse tax consequences that may be avoided or mitigated by the Employee’s filing of an election under Section 83(b) of the Code. Under Section 83 of the Code, the fair market value of the Restricted Shares on the date that any Forfeiture Restrictions applicable to the Restricted Shares lapse will be reportable as ordinary income of the Employee. The term “Forfeiture Restrictions” means, for purposes of this Agreement, either the lapse of the Vesting Period and the Company’s exercise of its Repurchase Right. The Employee may elect under Section 83(b) of the Code to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares cease to be subject to Forfeiture Restrictions. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the Effective Date.
     The form for making a Section 83(b) election is attached hereto. The Employee understands that a failure to make a Section 83(b) election within the thirty (30) day period will result in the recognition of ordinary income when the Forfeiture Restrictions lapse.
     The Employee should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Shares and the potential advantages and potential disadvantages of filing the Section 83(b) election. The Employee acknowledges that it is his or her sole responsibility, and not that of the Company or any of its subsidiaries, to file a timely election under Section 83(b).

SECTION 83(b) ELECTION
     This statement is being made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.
(1)	The taxpayer who performed the services is:

Name: Address: Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of the common stock of Independent Bank Corp.

(3)	The property was transferred to the taxpayer on .

(4)	The taxable year for which the election is being made is the calendar year .

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse over a five year period.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for the property is $0 per share.

(8)	A copy of this statement was furnished to Independent Bank Corp. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on .

Spouse (if any)	Taxpayer
This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within 30 days after the date of the purchase. This filing should be made by registered or certified mail, return receipt requested. Employee must furnish a copy of the completed form to the Company. Employee must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.